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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                ----------------


Date of Report (date of earliest event reported):             September 3, 2001


                           COMPAQ COMPUTER CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


         Delaware                         1-9026                  76-0011617
(State or Other Jurisdiction of   (Commission File Number)    (I.R.S. Employer
Incorporation or Organization)                               Identification No.)


                                  20555 SH 249
                              Houston, Texas 77070
               (Address of Principal Executive Offices) (Zip Code)


Registrant's telephone number including area code:            (281) 370-0670


                                 Not Applicable
          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS.

                  On September 3, 2001, Compaq Computer Corporation, a Delaware corporation ("Compaq"), and Hewlett-Packard Company, a Delaware corporation ("HP") issued a joint press release (the "Press Release") announcing the execution of an Agreement and Plan of Reorganization, dated as of September 4, 2001 (the "Merger Agreement"), by and among HP, Heloise
Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of HP ("Merger Sub"), and Compaq. In accordance with the Merger Agreement,
Merger Sub will be merged with and into Compaq with Compaq continuing as the surviving corporation and a wholly-owned subsidiary of HP (the "Merger"). As a result of the Merger, each issued and outstanding share of Compaq Common Stock, par value $0.01 per share ("Compaq Common Stock"), will be automatically converted into the right to receive 0.6325 of a validly issued, fully paid and nonassessable share (the "Exchange Ratio") of HP Common Stock, par value $0.01 ("HP Common Stock"). In addition, HP will assume all options or other rights to purchase capital stock of Compaq outstanding under Compaq's existing stock option plans, excluding Compaq's stock purchase plans, and each such option or other right to purchase capital stock of Compaq will be or will later become exercisable for shares of HP Common Stock rather than shares of Compaq Common Stock, in a number adjusted to reflect the Exchange Ratio, and at an exercise price adjusted to reflect the Exchange Ratio. The consummation of the Merger is subject to the approval of the stockholders of the Compaq and HP, receipt of necessary approvals under United States and applicable foreign antitrust laws, SEC clearance and other customary closing conditions. The Merger is intended to be a tax-free reorganization under
Section 368(a) of the Internal Revenue Code of 1986, as amended, and is expected to be treated as a purchase for financial accounting purposes, in accordance with generally accepted accounting principles.

                  In the Press Release, Compaq also announced that Carly S. Fiorina, Chairman and Chief Executive Officer of HP would serve as the Chief Executive Officer of the new Compaq and HP combined company. Michael D. Capellas, Chairman and Chief Executive Officer of Compaq, would be President of the combined company.

                  A copy of the Merger Agreement is filed as Exhibit 2.1 hereto and is incorporated herein by reference. A copy of the joint press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits

         2.1 Agreement and Plan of Reorganization, dated September 4, 2001, by and among Hewlett-Packard Company, Heloise Merger Corporation and Compaq Computer Corporation.

         99.1 Text of Joint Press Release of Compaq Computer Corporation and Hewlett-Packard Company, dated September 3, 2001.




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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     COMPAQ COMPUTER CORPORATION


                                     By: /s/ Jeff Clarke
                                         -------------------------------------
                                         Name:  Jeff Clarke
                                         Title: Senior Vice President and Chief
                                                Financial Officer


Date:  September 4, 2001



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                           COMPAQ COMPUTER CORPORATION
                                INDEX TO EXHIBITS


     EXHIBIT NO.        DESCRIPTION
     ----------         -----------
         2.1            Agreement and Plan of Reorganization, dated September 4,
                        2001, by and among Hewlett-Packard Company, Heloise
                        Merger Corporation and Compaq Computer Corporation.

        99.1 Text of Joint Press Release of Compaq Computer Corporation and Hewlett-Packard Company, dated September 3, 2001.